RECEIVABLES SALE AGREEMENT

                                  Dated as of

                                April __, 2001

                                by and between

                            BUYERSONLINE.COM, INC.

                        as Seller and Subservicer, and

                           RFC CAPITAL CORPORATION,

                                 as Purchaser
RECEIVABLES SALE AGREEMENT (this "Agreement"), dated as of April __, 2001, by and between BUYERSONLINE.COM, INC., a Delaware corporation, as Seller and Subservicer, and RFC CAPITAL CORPORATION, a Delaware corporation, as Purchaser.

                                  WITNESSETH:

     WHEREAS, the Seller desires to sell certain of its telecommunications receivables and the Purchaser is a corporation formed for the purpose of purchasing certain telecommunications receivables from time to time;

     WHEREAS, the Purchaser shall retain the complete right and ultimate authority to perform certain servicing, administrative and collection functions in respect of the receivables purchased by the Purchaser under this Agreement;

     WHEREAS, the Purchaser desires that the Subservicer be appointed to perform certain servicing, administrative and collection functions in respect of the Purchased Receivables; and

     WHEREAS, the Seller has been requested and is willing to act as the Subservicer.

     NOW, THEREFORE, the parties agree as follows:


                           ARTICLE I  -  DEFINITIONS

     Section 1.1. Certain Defined Terms. The capitalized terms used in this Agreement shall have the respective meanings set forth on Exhibit A to this Agreement.

     Section 1.2. Other Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles, consistently applied. All terms defined in Article 9 of the UCC, and not specifically defined in this Agreement, are used in this Agreement as defined in such Article 9 of the UCC.


          ARTICLE II  -  PURCHASE AND SALE; ESTABLISHMENT OF ACCOUNTS

     Section 2.1. Offer to Sell. Seller shall offer to sell, transfer, assign and set over to Purchaser those Eligible Receivables set forth on a list of such Eligible Receivables which list shall be delivered by the Seller to the Purchaser no later than three (3) Business Days prior to each Purchase Date.

     Section 2.2. Purchase of Receivables. Until the occurrence of a Termination Date, upon receipt of the list of Eligible Receivables and offer to sell pursuant to Section 2.1, the Purchaser, in its sole discretion, will confirm which of the Eligible Receivables offered by Seller that the Purchaser will Purchase. The Purchase of such Receivables shall occur upon payment of the applicable Purchase Price, as provided at
Section 2.3 of this Agreement. Upon Purchase of the Receivables, Seller will have sold, transferred, assigned, set over and conveyed to Purchaser, without recourse except as expressly provided herein, all of Seller's right, title and interest in and to the Purchased Receivables, and title to such Purchased Receivables shall have passed to Purchaser at such time. The Seller shall not take any action inconsistent with such ownership and, from and after the date of such transfer, shall not claim any ownership in any Purchased Receivable. The Seller shall indicate in its Records that ownership interest in any Purchased Receivable is held by the Purchaser. In addition, the Seller shall respond to any inquiries with respect to ownership of a Purchased Receivable by stating that it is no longer the owner of such Purchased Receivable and that ownership of such Purchased Receivable is held by the Purchaser. Documents relating to the Purchased Receivables shall be held in trust by the Seller and the Subservicer, for the benefit of the Purchaser as the owner of the Purchased Receivables, and possession of any Required Information relating to the Purchased Receivables so retained is for the sole purpose of facilitating the servicing of the Purchased Receivables and carrying out the terms of this Agreement. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only.

     (b) If, in the event the Purchaser determines, in its sole discretion, not to Purchase Eligible Receivables of like character and quality as those previously purchased under this Section 2.2, and provided there has not occurred any Event of Seller Default or material adverse change in the business or financial condition of the Seller, the Purchaser shall provide the Seller with notice of the same within three (3) Business Days of Purchaser's receipt of the Seller's list of Eligible Receivables pursuant to Section 2.1 and if, as a result thereof, Seller elects to provide written notice to the Purchaser of its intention to terminate this Agreement resulting in the occurrence of a Termination Date, then the Seller shall not be obligated to pay to the Purchaser a Termination Fee. Furthermore, solely in connection with the initial Purchase Date, if the Seller offers to sell Eligible Receivables to Purchaser pursuant to section 2.1 of this Agreement and Purchaser determines, in its sole discretion, not to purchase any such Eligible Receivables offered for sale pursuant to this Agreement notwithstanding that the tendered Receivables were Eligible Receivables and all conditions precedent to purchase set forth in Section 3.1 hereof were satisfied, then Seller shall be entitled to terminate this Agreement upon three (3) days written notice to Purchaser and, provided further, that in such event, Seller shall not be obligated to pay to the Purchaser a Termination Fee.

     Section 2.3. Purchase Price and Payment. The Purchase Price for Receivables purchased on any Purchase Date and paid by the Purchaser to the Seller shall be an amount equal to the aggregate Net Values of such Purchased Receivables and shall be paid by the Purchaser to the Seller by wire transfer on such respective Purchase Date. The Purchase Price to be paid on such Purchase Date shall be reduced by (a) the Program Fees as of such Purchase Date, (b) the amount, if any, by which the Seller Credit Reserve Account (net of withdrawals required hereunder) is less than the Specified Credit Reserve Balance as of such Purchase Date, (c) any Rejected Receivable Amount, and (d) other amounts due the Purchaser in accordance with this Agreement. At any time the aggregate Net Value of all Purchased Receivables shall not exceed the Purchase Commitment.

     Section 2.4. Establishment of Accounts; Conveyance of Interests Therein; Investments. (a) A Lockbox Account will be established or assigned, as the case may be, for the benefit of the Purchaser into which all Collections from Payors with respect to Receivables shall be deposited. The Lockbox Account will be maintained at the expense of the Seller. The Seller agrees to deposit all Collections it receives with respect to Receivables in said Lockbox Account and will instruct all Payors to make all payments on Receivables to said Lockbox Account. All funds in said Lockbox Account will be remitted to the Collection Account as instructed by the Purchaser.

     (b) The Purchaser has established and shall maintain the "Collection Account" (the "Collection Account"), the "Purchase Account" (the "Purchase Account") and the "Seller Credit Reserve Account" (the "Seller Credit Reserve Account").

     (c) The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser all right, title and interest of the Seller in and to all amounts deposited, from time to time, in the Lockbox Account, the Collection Account and the Seller Credit Reserve Account. Any Collections relating to Receivables held by the Seller or the Subservicer pending deposit to the Lockbox Account as provided in this Agreement, shall be held in trust for the benefit of the Purchaser until such amounts are deposited into the Lockbox Account. All Collections in respect of Purchased Receivables received by the Seller and not deposited directly by the Payor in the Lockbox Account shall be remitted to the Lockbox Account on the day of receipt or the following Business Day if the day of receipt is not a Business Day, and if such Collections are not remitted by Seller on a timely basis, in addition to its other remedies hereunder, the Purchaser shall be entitled to receive a late charge (which shall be in addition to the Program Fee) equal to 24% per annum of such Collections or the maximum rate legally permitted if less than such rate, calculated as of the first Business Day of such delinquency.

     Section 2.5. Grant of Security Interest. It is the intention of the parties to this Agreement that each payment of the Purchase Price by the Purchaser to the Seller for Purchased Receivables to be made under this Agreement shall constitute payment of consideration for a purchase of such Purchased Receivables and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced by this Agreement constitutes a loan and not a purchase and sale, it is the intention of the parties that this Agreement shall constitute a security agreement under the UCC and any other applicable law, and that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Purchased Receivables; all payments of principal of or interest on such Purchased Receivables; all amounts on deposit from time to time in the Lockbox Account, the Collection Account and the Seller Credit Reserve Account; all other rights relating to and payments made under this Agreement, and all proceeds of any of the foregoing.

     Section 2.6. Further Action Evidencing Purchases. The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder.


                    ARTICLE III  -  CONDITIONS OF PURCHASES

     Section 3.1. Conditions Precedent to All Purchases. Each Purchase from the Seller by the Purchaser shall be subject to the conditions precedent that as of each Purchase Date:

     (a) No Event of Seller Default has occurred and the Seller is in compliance with each of its covenants and representations set forth in Sections 4.1 and 4.2 of this Agreement;

     (b) The Seller shall have delivered to the Purchaser a complete copy of each of the then current Carrier Agreements, Clearinghouse Agreements and Billing and Collection Agreements and any amendment or modification of such agreements;

     (c) The Seller shall have delivered to the Purchaser a copy of each written notice delivered by or received by either the Carrier, Billing and Collection Agent, Clearinghouse Agent or the Seller with respect to any Carrier Agreements, Clearinghouse Agreements and/or the Billing and Collection Agreements;

     (d)  The Termination Date shall not have occurred;

     (e) The Seller shall have taken such other action, including but not limited to any necessary audit or audit update of the Seller and the delivery of (i) an opinion of counsel prior to the initial Purchase Date in the form of Exhibit D hereto, (ii) an Individual Guaranty in the form attached hereto as Exhibit E executed by Paul Jarman, (iii) evidence, satisfactory to Purchaser, that Seller has received a new cash equity investment prior to the initial Purchase of at least $1,100,000, (iv) prior to the initial Purchase, satisfactory review by Purchaser of Seller's audited financial statements for the year ending December 31, 2000, and (v) such other approvals, opinions or documents to the Purchaser, as the Purchaser may reasonably request;

     (f) The Seller shall (i) timely file all tax returns which Seller is required by law to file or has obtained valid extensions therefor and all taxes and other sums owing by Seller to any governmental authority have been fully paid, (ii) maintain adequate reserves to pay such tax liabilities as they accrue, (iii) except as set forth on Schedule 3.1(f)(iii), delivered to Purchaser satisfactory evidence that Seller is in good standing and material compliance with any and all relevant taxing, administrative, regulatory and/or Governmental Authorities; and

     (g) As of the initial Purchase Date, the Purchaser shall have received background checks on certain of Seller's shareholders, directors, officers or managers, the results of which shall be satisfactory to the Purchaser in its sole discretion.


    ARTICLE IV  -  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

     Section  4.1.   Representations, Warranties and Covenants as  to  the
Seller. The Seller represents and warrants to the Purchaser, as of the date of this Agreement and as of each subsequent Purchase Date, as follows:

     (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which it is doing business and has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated thereby; and each is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

     (b) The execution, delivery and performance by the Seller of this Agreement and the Related Documents and the transactions contemplated thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) any contractual restriction contained in any loan or other agreement or instrument binding on or affecting the Seller or its property; or (B) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property and (iii) does not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller (other than in favor of the Purchaser as contemplated hereunder);

     (c) There is no court order, judgment, writ, pending or threatened action, suit or proceeding, of a material nature against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the sale and assignment of any Receivable or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect the Seller, this Agreement, the Related Documents, the Receivables, the Contracts or any LOA, or (iv) asserting a claim for payment of money in excess of $25,000;

     (d) The primary business of the Seller is the provision of telecommunication services and/or equipment. All license numbers issued to the Seller by any Governmental Authority are set forth on Schedule I and the Seller has complied in all material respects with all applicable laws, rules, regulations, orders and related Contracts and all restrictions contained in any agreement or instrument binding on or affecting the Seller, and has and maintains all permits, licenses, certifications, authorizations, registrations, approvals and consents of Governmental Authorities or any other party necessary for the business of the Seller and each of its Subsidiaries;

     (e) The Seller (i) has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Seller; (ii) the financial statements of the Seller through December 31, 2000, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller, all in accordance with generally accepted accounting principles consistently applied; (iii) since December 31, 2000, there has been no material adverse change in any such condition, business or operations; and
(iv) the Seller has delivered to the Purchaser (a) within 30 days after the end of each calendar month the financial statements, including balance sheet and income statement prepared in accordance with generally accepted accounting principles, of the Seller as of the end of such month as kept by Seller in the ordinary course of its business, (b) within 45 days after the end of each fiscal quarter of Seller the financial statements, including balance sheet and income statement prepared in accordance with generally accepted accounting principles, of the Seller as of the end of such three-month period, certified by an officer of the Seller and accompanied by a management narrative summarizing circumstances and issues underlying such financial statements and facing the Seller going forward and (c) within 90 days after the end of the fiscal year of the Seller the financial statements, including balance sheet and income statement prepared by an accounting firm acceptable to Purchaser;

     (f) All information furnished by or on behalf of the Seller to the Purchaser in connection with this Agreement is true and complete in all material respects and does not omit to state a material fact and the sales of Purchased Receivables under this Agreement are made by the Seller in good faith and without intent to hinder, delay or defraud present or future creditors of the Seller;

     (g) The Lockbox Account is the only lockbox account to which Payors have been or will be instructed to direct Receivable proceeds and each Payor of an Eligible Receivable has been directed upon its receipt of the notice attached hereto as Exhibit B, which such notice was mailed or provided to such Payors prior to the initial Purchase Date, to remit all payments with respect to such Receivable for deposit in the Lockbox Account;

     (h) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth under its signature below and there are not now, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC) or keeps Records except as set forth in the designated space beneath its signature line in this Agreement;

     (i) Except as set forth on Schedule 4.1(i), the legal name of the Seller is as set forth at the beginning of this Agreement and the Seller has not changed its legal name in the last six years, and during such period, the Seller did not use, nor does the Seller now use any tradenames, fictitious names, assumed names or "doing business as" names other than those appearing on the signature page of this Agreement;

     (j) The Seller has not done anything to impede or interfere with the collection by the Purchaser of the Purchased Receivables and has not amended, waived or otherwise permitted or agreed to any deviation from the terms or conditions of any Purchased Receivable or any related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement, Contract or LOA so as to (i) create an Adverse Claim with respect to any
Receivable or (ii) materially affect the ability of Subservicer or the Purchaser to act in its capacity as such; and has not allowed any invoice due and owing by the Seller relating to any Carrier Agreement, Clearinghouse Agreement or Billing and Collection Agreement to become any more than thirty days past due; and

     (k) For federal income tax reporting and accounting purposes, the Seller will treat the sale of each Purchased Receivable pursuant to this Agreement as a sale of, or absolute assignment of its full right, title and ownership interest in such Purchased Receivable to the Purchaser.

     Section 4.2. Representations and Warranties of the Seller as to Purchased Receivables. With respect to each Purchased Receivable sold pursuant to this Agreement the Seller represents and warrants, as of the date hereof and as of each subsequent Purchase Date, as follows:

     (a)    Such  Purchased  Receivable  (i)  includes  all  the  Required
Information; (ii) is the legal, valid and binding obligation of an Eligible Payor and (iii) was created by the provision or sale of telecommunication services or equipment by the Seller in the ordinary course of its business; (iv) has a Purchase Date no later than 90 days from its Billing Date; (v) is not a Purchased Receivable which with respect to which, as of any Determination Date, payment by the Payor of such Receivable has been received and is not duplicative of any other Receivable; (vi) is owned by the Seller free and clear of any Adverse Claim, and the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and no consent other than those secured and delivered to the Purchaser on or prior to the Closing Date from any Governmental Authority, the Payor, a Carrier, the Billing and Collection Agent, the Clearinghouse Agent or any other Person shall be required to effect the sale of any such Purchased Receivable;
(viii) is able to be legally and validly sold by the Seller as the Seller has the right to sell, assign and transfer the same and interests therein as contemplated under this Agreement and (ix) is not subject to any consent other than those secured and delivered to the Purchaser on or prior to the Closing Date from any Governmental Authority, the Payor, a Carrier, the Billing and Collection Agent, the Clearinghouse Agent or any other Person shall be required to effect the sale of any such Purchased Receivable.

     (b) The Billed Amount of such Purchased Receivable is payable in United States Dollars and the Eligible Receivable Amount with respect thereto, unless the Purchaser and Seller agree otherwise in writing, is not in excess of $15,000 with respect to any one individual Payor of any Payor Class other than an Eligible Receivable payable under a Billing and Collection Agreement as set forth on the attached Schedule 3, and is net of any adjustments or other modifications contemplated by any Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or otherwise and neither the Receivable nor the related Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or Contract has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, the Payor, the Carrier, the Clearinghouse Agent or the Billing and Collection Agent, and is not subject to compromise, adjustment, termination or modification, whether arising out of transactions concerning the Contract, any Carrier Agreement, Clearinghouse Agreement, Billing and Collection Agreement or otherwise; and

     (c) There are no procedures or investigations pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable, Billing and Collection Agreement, LOA or such Contract, (ii) asserting the bankruptcy or insolvency of the related Payor, (iii) seeking the payment of such Receivable or payment and performance of the related Billing and Collection Agreement, or such other Contract or LOA, or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or the related Billing and Collection Agreement, or such other Contract or LOA.

     Section 4.3. Negative Covenants of the Seller. The Seller shall not, without the written consent of the Purchaser, which such consent will not be unreasonably withheld:

     (a) Sell, assign or otherwise dispose of, or create or suffer to exist any Adverse Claim or lien upon any Receivable and related Contracts, its Customer Base, the Lockbox Account, the Collection Account, or any other account in which any Collections of any Receivable are deposited, or assign any right to receive income in respect of any Receivable;

     (b) Submit or permit to be submitted to Payors any invoice for telecommunications services or equipment rendered by or on behalf of Seller which contains a "pay to" address other than the Lockbox Account;

     (c) Make any change to (i) the location of its chief executive office or the location of the office where Records are kept or (ii) its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names; or

     (d) Enter into or execute any Clearinghouse Agreement or Billing and Collection Agreement (other than those listed on Schedule 3 hereof) or any amendment or modification thereof.

     Section 4.4. Repurchase Obligations. Upon discovery by any party to this Agreement of a breach of any representation or warranty in Sections 4.1 or 4.2 of this Article IV which materially and adversely affects the value of a Purchased Receivable or the interests of the Purchaser therein (herein a "Rejected Receivable"), the party discovering such breach shall give prompt written notice to the other parties to this Agreement. Thereafter, on the next Purchase Date, the Net Value of the Rejected Receivables shall be deducted from the amount otherwise payable to the Seller pursuant to Section 2.3 and deposited in the Collection Account in satisfaction of the Rejected Receivable Amount and, provided the full Net Value of such Rejected Receivables is deposited in the Collection Account, such Rejected Receivables shall then be considered to have been repurchased by the Seller. In the event that the full Net Value of such Rejected Receivables is not deposited in the Collection Account pursuant to the foregoing sentence, the Purchaser shall deduct any such deficiency from the Excess Collection Amount or make demand upon the Seller to pay any such deficiency to the Purchaser for deposit to the Collection Account. Upon full payment of the amounts set forth above to the Collection Account, the Seller will be deemed to have repurchased such Rejected Receivable.


                      ARTICLE V - ACCOUNTS ADMINISTRATION

     Section 5.1. Collection Account. The Purchaser acknowledges that certain amounts deposited in the Collection Account may relate to Receivables other than Purchased Receivables and that such amounts continue to be owned by the Seller. All such amounts shall be administered in accordance with Section 5.3.

     Section   5.2.     Determinations  of   the   Purchaser.    On   each
Determination Date, the Purchaser will determine, in good faith, the following:

     (a) the Net Value of all Purchased Receivables which have become Rejected Receivables since the prior Purchase Date and which have not been repurchased or offset in the manner set forth in Section 4.4 (the "Rejected Receivable Amount");

     (b) the amount of Collections up to the Purchase Price of all Purchased Receivables received since the prior Determination Date (the "Paid Receivables Amount");

     (c) the Net Value of all Purchased Receivables which have become Defaulted Receivables since the prior Purchase Date (the "Defaulted Receivable Amount" or "Credit Deficiency");

     (d) the aggregate amount deposited in the Collection Account in excess of the Net Value of each Purchased Receivable, including Collections pertaining to Receivables not purchased under this Agreement, since the prior Determination Date (the "Excess Collection Amount");

     (e) the Net Value of all Purchased Receivables less the Rejected Receivable Amount and the Defaulted Receivable Amount as of the current Determination Date; and

     (f)  the amount of any accrued and unpaid Program Fee.

     The Purchaser's determinations of the foregoing amounts shall be conclusive in the absence of manifest error. The Purchaser shall notify the Seller of such determinations.

     Section   5.3.     Distributions  from   Accounts.    (a)   On   each
Determination Date, following the determinations set forth in Section 5.2, the Purchaser will make the following withdrawals and deposits:

          (i) withdraw the Paid Receivables Amount and the Rejected Receivable Amount plus any outstanding Rejected Receivable Amount applicable to any prior period, to the extent such Rejected Receivable Amount is not paid to the Purchaser as a reduction in Purchase Price to be paid to the Seller, from the Collection Account and deposit such amount in the Purchase Account;

          (ii) withdraw the Defaulted Receivable Amount from the Seller Credit Reserve Account and deposit such amount in the Purchase Account;

          (iii) withdraw the Excess Collection Amount from the Collection Account and deposit such amount in the Seller Credit Reserve Account to the extent that the Seller Credit Reserve Account is less than the Specified Credit Reserve Balance; and

          (iv) withdraw the balance of the Excess Collection Amount from the Collection Account and, subject to any offset required under Section 5.3(b) of this Agreement, remit such amount by wire transfer to an account designated by the Seller; provided, however, with respect to Receivables processed or cleared pursuant to any Carrier Agreement, Clearinghouse Agreement or Billing and Collection Agreement, if applicable, any Excess Collection Amount shall be retained by the Purchaser in the Collection
Account until such time that the Seller's billing cycle (or batch) to which such Excess Collection Amount applies is deemed closed by the Purchaser which, absent the occurrence of an Event of Seller Default and provided that the Purchaser has received information in sufficient form and format to allow the Purchaser to properly apply and/or post Collections against Purchased Receivables, will occur no later than the next immediate Purchase Date following such determination.

     (b) The full amount of the Purchase Price before any offsets, or in the case where there is no Purchase Price paid in a given week, such amounts as set forth at (i) through (iv) of this Section, shall be withdrawn from the Purchase Account and paid and administered as follows:
(i) the Program Fee due and owing as of each respective Purchase Date shall be paid to the Purchaser, (ii) the amount, if any, by which the Seller Credit Reserve Account is less than the Specified Credit Reserve Balance as of such respective Purchase Date shall be deposited in the Seller Credit Reserve Account, (iii) the amount, if any, due and owing the Purchaser pursuant to Section 9.4 of this Agreement shall be paid to the Purchaser, and (iv) any remaining amount shall be paid to the Seller in accordance with Section 2.3 of this Agreement.

     (c) Until the Termination Date, with commercially reasonable best efforts on each Purchase Date or in any event within two Business Days of each Purchase Date, the Purchaser shall withdraw all amounts deposited hereunder (net of withdrawals required hereunder) from the Seller Credit Reserve Account which are in excess of the Specified Credit Reserve
Balance and shall pay to the Purchaser all amounts due and owing the Purchaser in accordance with Sections 2.3, 4.4, 5.3, 8.1, 9.4 and any applicable Termination Fee, and pay the balance, if any, by wire transfer to an account designated by the Seller.

     Section 5.4. Allocation of Moneys following Termination Date. (a) Upon the occurrence of a Termination Date hereunder, the Purchaser shall administer and monitor the Lockbox Account and any and all Collections and apply the amount of such Collections to the outstanding Net Value of Purchased Receivables. Following the Termination Date and the Purchaser's receipt of the Termination Fee, if applicable, from the Seller, the Purchaser shall, to the extent funds deposited hereunder (net of withdrawals required hereunder) are sufficient, withdraw an amount equal to the Program Fee from the Seller Credit Reserve Account on each Purchase Date and deposit it in the Purchase Account. To the extent that such funds do not equal the Program Fee, the Seller shall deposit in the Purchase Account the balance of the Program Fee within five Business Days following demand therefor. To the extent any Purchased Receivable becomes a Defaulted Receivable, the Purchaser may withdraw an amount equal to such Defaulted Receivable Amount from the Seller Credit Reserve Account and deposit such amount in the Collection Account, provided, however, that such recourse is expressly limited to the monies which comprise the Seller Credit Reserve Account at the time of the Termination Date which shall not at any time exceed the Specified Credit Reserve Balance. Thereafter, any Excess Collection Amount may not be used for deposit to the Seller Credit Reserve Account and shall be otherwise administered in accordance with this Agreement.

     (b) In any event, following the Termination Date and the Purchaser's receipt of the Termination Fee, if any, the Seller may, at its option, repurchase all previously Purchased Receivables which have not been fully paid by the respective Payors thereof by depositing with the Purchaser the then aggregate Net Value of such Purchased Receivables. Following such payment and any other amount due and owing the Purchaser under this Agreement, this Agreement shall be deemed terminated.

     (c) On the first date on which the aggregate Net Value of all Purchased Receivables (other than Defaulted Receivables) is less than the aggregate amount remaining in the Seller Credit Reserve Account, the Purchaser shall withdraw an amount equal to such aggregate Net Value from such accounts and deposit it in the Purchase Account. Thereupon the Purchaser shall disburse all remaining amounts held in the Seller Credit Reserve Account to the Seller and all interests of the Purchaser in all Purchased Receivables owned by the Purchaser shall be reconveyed by the Purchaser to the Seller. Following such disbursement and reconveyance, this Agreement shall be deemed terminated.


                  ARTICLE VI - APPOINTMENT OF THE SUBSERVICER

     Section 6.1. Appointment of the Subservicer. Subject to Section 6.5, as consideration for the Seller's receipt of that portion of the Excess Collection Amount relating to Purchased Receivables, the Purchaser hereby appoints the Seller and the Seller hereby accepts such appointment to act as Subservicer under this Agreement. The Subservicer may, with the prior consent of the Purchaser, which consent shall not be unreasonably withheld, subcontract with a subservicer for billing, collection, servicing or administration of the Receivables. Any termination or resignation of the Subservicer under this Agreement shall not affect any claims that the Purchaser may have against the Subservicer for events or actions taken or not taken by the Subservicer arising prior to any such termination or resignation.

     Section 6.2. Duties and Obligations of the Subservicer. (a) The Subservicer shall service the Purchased Receivables and enforce the Purchaser's respective rights and interests in and under each Purchased Receivable and each related Contract or LOA; and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Purchased Receivable all in accordance with
(i) customary and prudent servicing procedures for telecommunication receivables of a similar type, and (ii) all applicable laws, rules and regulations; and shall serve in such capacity until the termination of its responsibilities pursuant to Section 6.4 or 7. 1. The Subservicer shall at any time permit the Purchaser or any of its representatives to visit the offices of the Subservicer and examine and make copies of all Servicing Records;

     (b) The Subservicer shall notify the Purchaser of any action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by any Person with respect to any Purchased Receivable.

     (c) The Purchaser shall not have any obligation or liability with respect to any Purchased Receivables which may arise out of a related Contract, nor shall it be obligated to perform any of the obligations of the Subservicer hereunder.

     Section 6.3. Subservicing Expenses. The Subservicer shall be required to pay for all expenses incurred by the Subservicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment or reimbursement therefor.

     Section 6.4. Subservicer Not to Resign. The Subservicer shall not resign from the duties and responsibilities hereunder except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law and (b) there is no reasonable action which the Subservicer could take to make the performance of its duties hereunder permissible under applicable law evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser.

     Section 6.5. Authorization of the Purchaser. The Seller hereby acknowledges that the Purchaser (including any of its successors or assigns), shall retain the authority to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Purchaser to collect all amounts due under any and all Purchased Receivables, process all Collections, commence proceedings with respect to enforcing payment of such Purchased Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof. The Seller shall furnish the Purchaser (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Purchaser to carry out its servicing and administrative duties under this Agreement, and shall cooperate with the Purchaser to the fullest extent in order to facilitate the collectibility of the Purchased Receivables.


                    ARTICLE VII - EVENTS OF SELLER DEFAULT

     Section 7.1. Events of Seller Default. If any of the following events (each, an "Event of Seller Default") shall occur and be continuing:

     (a) The Seller (either as Seller or Subservicer) shall materially fail to perform or observe any term, covenant or agreement contained in this Agreement;

     (b) The Seller or any Affiliate defaults: (i) whether as primary or secondary obligor, in the payment of any principal or interest on any obligation for borrowed money beyond any applicable grace period or, if such obligation is payable on demand, fails to pay such obligation upon demand; or (ii) in the observance of any covenant, term or condition contained in any agreement, if the effect of such default is to cause, or to permit any other party to such obligation to cause, all or part of such obligation to become due before its stated maturity;

     (c) An Insolvency Event shall have occurred and, other than with respect to any voluntary Insolvency Event initiated or instituted by the Seller or an Affiliate, which has not been cured within thirty (30) days of such Insolvency Event;

     (d) There is a material breach of any of the representations and warranties of the Seller as stated in Sections 4.1 or 4.2 that has remained uncured for a period of 30 days, or, as such breach may pertain to a Purchased Receivable, has not been cured pursuant to Section 4.4;

     (e) Any Governmental Authority shall file notice of a lien with regard to any of the assets of the Seller or with regard to the Seller which remains undischarged for a period of 30 days;

     (f) As of the first day of any respective month, the average Net Value of Purchased Receivables which became Defaulted Receivables or Rejected Receivables during the prior three month period shall exceed 5.0% of the Net Value of all Purchased Receivables then owned by the Purchaser at the end of each of such three months;

     (g) This Agreement shall for any reason cease to evidence the transfer to the Purchaser (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Purchased Receivables;

     (h) The termination of any Clearinghouse Agreement, if applicable, and/or any Carrier Agreement or Billing and Collection Agreement for any reason whatsoever absent the consummation of a substitute Clearinghouse Agreement, Carrier Agreement and/or Billing and Collections Agreement, as the case may be, within ten Business Days of the termination thereof, and/or, any invoice due and owing by the Seller relating to any Carrier Agreement, Clearinghouse Agreement or Billing and Collection Agreement has become more than thirty days past due; or

     (i) The amount deposited hereunder (net of withdrawals required hereunder) in the Seller Credit Reserve Account has remained at less than the Specified Credit Reserve Balance for fourteen consecutive days;

then and in any such event, the Purchaser may, by notice to the Seller declare that an Event of Seller Default shall have occurred and, the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, and the Purchaser shall make no further Purchases from the Seller. The Purchaser, in addition to all other rights and remedies under this Agreement, shall retain all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative.


             ARTICLE VIII - INDEMNIFICATION AND SECURITY INTEREST

     Section 8.1. Indemnities by the Seller. (a) Without limiting any other rights that the Purchaser or any director, officer, employee or agent of the Purchaser (each an "Indemnified Party") may have under this Agreement or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to this Agreement or the ownership of the Purchased Receivables or in respect of any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party.

     (b) Any Indemnified Amounts subject to the indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor, together with interest at the lesser of 12% per annum or the highest rate permitted by law from the date of demand for such Indemnified Amount.

     Section 8.2 Security Interest. The Seller hereby grants to the Purchaser a first priority perfected security interest in the Seller's Customer Base, including but not limited to, all past, present and future customer contracts, lists, agreements, LOA's or arrangements relating thereto; all of the Seller's right, title and interest in, to and under all of the Seller's Receivables not sold to the Purchaser hereunder, including all rights to payments under any related Contracts, contract rights, instruments, documents, chattel paper, general intangibles, LOA's or other agreements with all Payors and all the Collections, Records and proceeds thereof; any other obligations or rights of Seller to receive any payments in money or kind; all cash or non-cash proceeds of the foregoing; all of the right, title and interest of the Seller in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing as security for the timely payment and performance of any and all obligations the Seller or the Subservicer may owe the Purchaser under Sections 2.3, 4.4, 5.3, 8.1, 9.4 and any applicable Purchase Commitment Fees and/or Termination Fee, but excluding recourse for unpaid Purchased Receivables. This Section 8.2 shall constitute a security agreement under the UCC and any other applicable law and the Purchaser shall have the rights and remedies of a secured party thereunder. Such security interest shall be further evidenced by Seller's execution of appropriate UCC-1 financing statements prepared by and acceptable to the Purchaser, and such other further assurances that may be reasonably requested by the Purchaser from time to time.


                          ARTICLE IX - MISCELLANEOUS

     Section 9.1. Notices, Etc. All written notices required hereunder shall be mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

     Section 9.2. Remedies. No failure or delay on the part of the Purchaser to exercise any right hereunder shall operate as a waiver or partial waiver thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 9.3. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Seller, the Subservicer, the Purchaser and their respective successors and permitted assigns. Neither the Seller nor the Subservicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser. The Purchaser may, at any time, without the consent of the Seller or the Subservicer, assign any of its rights and obligations hereunder or interest herein to any Person. Without limiting the generality of the foregoing, the Seller acknowledges that the
Purchaser has assigned its rights hereunder for the benefit of third parties. The Seller does hereby further agree to execute and deliver to the Purchaser all documents and amendments presented to the Seller by the Purchaser in order to effectuate the assignment by the Purchaser in furtherance of this Section 9.3 consistent with the terms and provisions of this Agreement. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Agreement.

     Section  9.4.   Costs, Expenses and Taxes.  (a)  In addition  to  the
rights of indemnification under Article VIII, the Seller agrees to pay upon demand, all reasonable costs and expenses in connection with this Agreement and the other documents to be delivered hereunder, including, without limitation: (i) the periodic auditing of the Seller and the modification or amendment of this Agreement; (ii) the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect to (A) advising the Purchaser as to its rights and remedies under this Agreement or (B) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the other documents to be delivered hereunder; (iii) any and all accrued Program Fee and amounts related thereto not yet paid to the Purchaser; (iv) any and all Purchase Commitment Fees and amounts related thereto not yet paid to the Purchaser;
(v) any and all Termination Fees and amounts related thereto, if applicable, and not yet paid to the Purchaser; and (vi) any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     (b) If the Seller or the Subservicer fails to pay any Lockbox Account fees or other charges or debits related to such accounts, or to pay or perform any agreement or obligation contained under this Agreement, the Purchaser may pay or perform, or cause payment or performance of, such agreement or obligation, and the expenses of the Purchaser incurred in connection therewith shall be payable by the party which has failed to so perform.

     Section 9.5. Amendments; Waivers; Consents. No modification, amendment or waiver of, or with respect to, any provision of this Agreement or the Related Documents, shall be effective unless it shall be in writing and signed by each of the parties hereto. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Subservicer and the Purchaser, and supersede all prior agreements and understandings relating to the subject hereof, whether written or oral.

     Section 9.6. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OHIO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE PURCHASED RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OHIO.

     (b) THE SELLER AND THE SUBSERVICER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE SELLER AND THE SUBSERVICER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY, OR THE SUBSERVICER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. THE SELLER AND THE SUBSERVICER EACH HEREBY AGREE THAT THE EXCLUSIVE AND APPROPRIATE FORUMS FOR ANY DISPUTE HEREUNDER ARE THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF OHIO AND AGREE NOT TO INSTITUTE ANY ACTION IN ANY OTHER FORUM.

     (c) THE SELLER, AND THE SUBSERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 9.7. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 9.8. Confidentiality. The Seller understands and agrees to keep confidential, and shall cause its respective directors, officers, shareholders, employees, agents, and attorneys to keep confidential the terms and conditions of this Agreement, all documents referenced herein and the respective terms thereof, and any communication between the parties regarding this Agreement or the services to be provided hereunder hereby, except to the extent that (a) any party makes any disclosure to his or its auditors, attorneys or other professional advisors, (b) any disclosure is otherwise required by law or pursuant to any rule or regulation  of  any  federal,  state or other  governmental  authority  or regulatory agency, provided that Seller provides prior written notice thereof or (c) the Seller is in receipt of the prior written consent of Purchaser with respect to any compromise by Seller of the confidentiality contemplated hereunder. Seller further understands and agrees that the violation by the Seller or its agents of the foregoing shall entitle the Purchaser, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BUYERSONLINE.COM, INC., as Seller and Subservicer


                              By:
                              Name:
                              Title:

                              Address at which the chief executive office is located:

                              Address:


                              Attention:
                              Phone number:
                              Telecopier number:

                              Additional locations at which the Seller does business and maintains Records:



                              Additional names under which Seller does business:




                              RFC CAPITAL CORPORATION


                              By:
                              Name:          Jeffrey A. Martin
                              Title:

                              Address:  130 East Chestnut Street
                                        Suite 400
                                        Columbus, OH  43215
                              Attention:      Jeffrey A. Martin
                              Phone number:       (614) 229-7979
                              Telecopier number:  (614) 229-7980











                                                                 EXHIBIT A

                                  DEFINITIONS

     "Adverse Claim" means any claim of ownership, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement having the effect of a lien or security interest.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933.

     "Base Rate" means, as of any Purchase Date, a variable rate equal to the prime lending rate as listed in The Wall Street Journal, Midwest Edition, plus six percent (6%) per annum.

     "Billed Amount" means, with respect to any Receivable the amount billed or to be billed to the related Payor with respect thereto prior to the application of any Gross Liquidation Rate.

     "Billing and Collection Agent" means the party performing billing and collection services for and on behalf of the Seller pursuant to the terms of a Billing and Collection Agreement.

     "Billing and Collection Agreement" means any written agreement whereby a party is obligated to provide end-user billing and collection services with respect to the Seller's accounts.

     "Billing Date" means the date on which the invoice with respect to a Receivable was submitted to the related Payor which shall be not more than 45 days from the date on which services were provided to the end user of such services.

     "Business Day" means any day of the year other than a Saturday, Sunday or any day on which banks are required, or authorized, by law to close in the State of Ohio.

     "Carrier" means a provider of telecommunication services which services are resold by the Seller.

     "Carrier   Agreement"  means  any  written  agreement,  contract   or
arrangement whereby a Carrier is obligated to provide certain services to the Seller.

     "Clearinghouse Agent" means the party performing services for and  on
behalf  of  the  Seller  pursuant  to  the  terms  and  provisions  of   a
Clearinghouse Agreement.

     "Clearinghouse Agreement" means any written agreement, contract or arrangement other than a Carrier Agreement or a Billing and Collection Agreement whereby a party is obligated to perform certain services for the Seller, including, without limitation, processing certain information provided by the Seller to the Clearinghouse Agent and remitting such processed information to one or more Billing and Collection Agents for billing and collection of Seller's accounts.

     "Closing Date" means April __, 2001.

     "Collection Account" means the account titled "Collection Account" established pursuant to Section 2.4(b).

     "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

     "Contract" means an agreement (or agreements) pursuant to, or under which a Payor shall be obligated to pay for services rendered by the Seller from time to time.

     "Credit Deficiency" has the meaning specified in Section 5.2(c).

     "Customer Base" means all of the Seller's past, present and future customer contracts, agreements, LOA's or other arrangements, any customer list and Record relating thereto and any information regarding prospective customers and contracts, agreements, LOA's or other arrangements and all of the goodwill and other intangible assets associated with any of the foregoing.

     "Defaulted Receivable" means a Purchased Receivable as to which, on any Determination Date (a) any part of the Net Value thereof remains unpaid for more than 90 days from the Billing Date for such Receivable; or
(b) the Seller or Payor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1 of this Agreement; or
(c) the Purchaser otherwise reasonably deems any part of the Net Value thereof to be uncollectible for reasons other than a breach of a representation or warranty under Article IV hereof.

     "Defaulted  Receivable Amount" has the meaning specified  in  Section
5.2(c).

     "Determination Date" means the Business Day preceding the Purchase Date of each week.

     "Eligible Payor" means a Payor which is (a) (i) a corporation, limited liability company, partnership or any statutory organization organized under the laws of any jurisdiction in the United States and having its principal office in the United States or which is otherwise approved in writing by the Purchaser; (ii) an individual or sole proprietorship which is a resident of any jurisdiction in the United States or which is otherwise approved in writing by the Purchaser; (iii) a Clearinghouse Agent; or (iv) a Billing and Collection Agent; (b) not an Affiliate of any of the parties hereto; (c) has executed and delivered to the Seller either (i) a Contract, (ii) an LOA, (iii) a Clearinghouse Agreement or (iv) a Billing and Collection Agreement; (d) not subject to bankruptcy or insolvency proceedings at the time of sale of the Receivables to be purchased; (e) the only obligor with respect to Receivables in which the Purchaser has a first priority perfected ownership interest; and (f) the only obligor with respect to a Receivable and has not otherwise assigned, transferred or compromised its obligation to make payment on any Receivable.

     "Eligible Receivable" means, at any time, a Receivable as to which the representations and warranties of Section 4.2 are true and correct in all respects at the time of Purchase.

     "Eligible Receivable Amount" means, with respect to any Eligible Receivable, an amount equal to its Billed Amount after giving effect to the Gross Liquidation Rate associated with the Payor Class with respect to such Eligible Receivable.

     "Event of Seller Default" has the meaning specified in Section 7.1.

     "Excess  Collection  Amount"  has the meaning  specified  in  Section
5.2(d).

     "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

     "Gross Liquidation Rate" means a factor, conclusively determined by the Purchaser from time to time, with respect to a designated Payor Class based on (i) the Seller's historical experience with respect to Collections for such Payor Class, (ii) the terms and provisions of any Billing and Collection Agreement and (iii) the terms and provisions of any Clearinghouse Agreement, determined on the basis of actual Collections which are expected to be received on a Receivable within 90 days of its Billing Date.

     "Insolvency Event" means the occurrence of an event whereby the Seller makes a general assignment for the benefit of creditors; or where any proceeding is instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or which seeks the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Seller or any of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian or other similar official for it or for any substantial part of its property.

     "LOA" means a letter of agency, or other authorization, obtained by the Seller from each Payor designating the Seller as its service provider and otherwise of a type or in a form acceptable under applicable laws.

     "Lockbox  Account" means the account established pursuant to  Section
2.4(a).

     "Net Value" of any Receivable at any time means an amount (not less than zero) equal to (a)(i) the Eligible Receivable Amount multiplied by
(ii) .90; minus (b) all Collections received with respect thereto; provided, that if the Purchaser makes a determination that all payments by the Payor with respect to such Receivable have been made, the Net Value shall be zero.

     "Paid  Receivables  Amount"  has the  meaning  specified  in  Section
5.2(b).

     "Payor" means, the Person obligated to make payments in respect of any Receivables.

     "Payor Class" means, with respect to any Payor, one of the following:
(a) Clearinghouse Agent; (b) Billing and Collection Agent; (c) statutory organization; or (d) individuals and sole proprietorships.

     "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, voluntary association, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Program Fee" means as of each Purchase Date, an amount equal to the greater of (a) $5,000 per month or (b) (i) 7/360, of the annualized Base Rate, multiplied by (ii) the then current Net Value of all Purchased Receivables including (A) Rejected Receivables and (B) those Receivables to be purchased on such Purchase Date; provided, however, that in the event there is more than one Purchase Date per week, the Program Fee as of each subsequent Purchase Date shall mean an amount equal to 7/360, of the annualized Base Rate, multiplied by those Receivables to be purchased on such Purchase Date.

     "Purchase" means a purchase by the Purchaser of Eligible Receivables from the Seller pursuant to Section 2.2.

     "Purchase Account" means the account titled "Purchase Account" established pursuant to Section 2.4(b).

     "Purchase Commitment" means an amount not to exceed $2,500,000; provided, however, that with respect to the initial Purchase Date, such amount shall not exceed $1,500,000 and other than with respect to the initial Purchase Date, the aggregate Net Value of Purchased Receivables of any calendar month may not be greater than $500,000 more than the immediately preceding month's highest aggregate Net Value of Purchased Receivables, or such other amount as the Purchaser and Seller may otherwise agree in writing, over the highest aggregate Net Value of Purchased Receivables at any time during the immediately preceding calendar month. Subject to the prior written approval by the Purchaser and payment by the Seller of all applicable fees as agreed by and between the Seller and Purchaser, the Seller may request, in writing, that the Purchase Commitment be increased to $10,000,000 provided, however, that no single incremental increase in such Purchase Commitment may be for an amount less than $2,500,000.

     "Purchase Commitment Fee" means, a fee due and owing by the Seller to the Purchaser equal to (i) two percent (2.0%) of the Purchase Commitment payable on the Closing. Any increases in the Purchase Commitment amount will be subject to the payment by Seller to Purchaser of an additional fee of two percent 2.0%) of the amount of any such respective increase.

     "Purchase Date" means the date on which the Purchaser initially purchases Receivables from the Seller and thereafter, such other day of each week, as the case may be, that the Seller and Purchaser mutually agree; provided, that unless agreed otherwise such day shall be Wednesday of each such week and in any event there shall occur a "Purchase Date" for purposes of this Agreement not less than once per week.

     "Purchase Price" has the meaning specified in Section 2.3.

     "Purchased Receivable" means any Receivable which has been purchased by the Purchaser hereunder including a Rejected Receivable to the extent such Rejected Receivable has not been repurchased by Seller.

     "Purchaser" means RFC Capital Corporation, a Delaware corporation, together with its successors and assigns.

     "Receivable" means (a) an account receivable arising from the provision or sale of services (and any telecommunication services or sales ancillary thereto) by the Seller including the right to payment of any interest or finance charges and other obligations of the Payor with respect thereto; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor; (c) all rights, remedies, guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such account receivable including, but not limited to, any Billing and Collection Agreement and any Clearinghouse Agreement, and (d) all Collections, Records and proceeds with respect to any of the foregoing. In the instance of a Receivable with respect to which the Payor is a Billing and Collection Agent pursuant to a Billing and Collection Agreement, the amount owed to the Seller by the Billing and Collection Agent is the "Receivable" which is eligible for Purchase by the Purchaser and not the amount owing to, or collected by, the Billing and Collection Agent from the end user of telecommunication services provided by the Seller.

     "Records" means all Contracts, LOA's and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Seller or the Subservicer with respect to Receivables (including Purchased Receivables) and the related Payors.

     "Rejected  Receivable  Amount" has the meaning specified  in  Section
5.2(a).

     "Rejected Receivable" has the meaning specified in Section 4.4.

     "Related Documents" means all documents required to be delivered under this Agreement.

     "Required Information" means, with respect to a Receivable, (a) the identity of the Payor, (b) the Eligible Receivable Amount, (c) the Billing Date, (d) the Payor telephone number and (e) the Payor account number, if applicable.

     "Seller"   means  Buyersonline.com,  Inc.,  a  Delaware  corporation, together with its successors and assigns.

     "Seller Credit Reserve Account" means the account titled "Seller Credit Reserve Account" established pursuant to Section 2.4(b).

     "Servicing Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Subservicer or the Purchaser with respect to the Purchased Receivables and the related Payors.

     "Specified Credit Reserve Balance" means, as of any Purchase Date, an amount equal to 5.00% of the Net Value of Purchased Receivables including
(a) Rejected Receivables to the extent not repurchased and (b) those Receivables to be purchased on such Purchase Date.

     "Subservicer"   means  the  Seller,  or  any  Person  designated   as
Subservicer hereunder.

     "Termination Date" means the earlier of (a) April __, 2002; (b) the occurrence of an Event of Seller Default as set forth in Section 7.1 of this Agreement; or (c) ninety days following the Seller's delivery of a written notice to the Purchaser setting forth Seller's desire to terminate this Agreement and the payment of the Termination Fee with respect thereto.

     "Termination Fee" means an amount to be paid by the Seller to the Purchaser equal to (A) 4.0% of the Purchase Commitment in the event of an occurrence of an Event of Seller Default resulting in the termination of this Agreement; or (B) in the event the Seller desires to terminate this Agreement, such termination shall be effective only in the event that the Seller has (i) provided the Purchaser ninety days prior written notice thereof and (ii) paid to Purchaser and Purchaser has received from Seller an amount equal to 4.0% of the Purchase Commitment.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the state of the location of the Seller's chief executive office.